CERTIFICATE OF AMENDMENT AND RESTATEMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
HEALTH AND BEAUTY DIRECT, INC.


	HEALTH AND BEAUTY DIRECT, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:
	FIRST: That the Certificate of Incorporation of the Corporation was filed on March 18, 1999 in the office of the Secretary of State of the State of Delaware.

	SECOND:	That by the unanimous consent of the members of the
Board of Directors of Health and Beauty Direct, Inc., resolutions were duly adopted in accordance with Section 141(f) of the General Corporation Law of the
State of Delaware setting forth the following proposed amendment and restatement of the Certificate of Incorporation of the Corporation:

		RESOLVED:  That the Certificate of Incorporation of the
Corporation
shall be amended by striking in their entirety all previous provisions of the
Certificate of Incorporation and substituting in lieu thereof the following:
	FIRST:	The name of the corporation (the
"Corporation") is:

HealthandBeautyDirect.com, Inc.

	SECOND:	The address of the Corporation's registered
office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

	THIRD:	The purpose of the Corporation is to engage in
any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

	FOURTH:	1.	The Corporation is authorized to issue two
classes of shares of stock to be designated, respectively, Common Stock, $.01 par value, and Preferred Stock, $.01 par value. The total number of shares that the Corporation is authorized to issue is 10,000,000 shares. The number of shares of Common Stock authorized is 9,800,000. The number of shares of Preferred Stock authorized is 200,000.

			2.	The Preferred Stock may be issued from
time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the board). The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred
Stock and the designation of any such series of Preferred Stock.
The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

			3.	The authority of the Board of Directors
with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix:

				(a)	the distinctive designation of such
class or series and the number of shares to constitute such class or series;

				(b)	the rate at which dividends on the
shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

				(c)	the right or obligation, if any, of
the corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

				(d)	the special and relative rights and
preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

				(e)	the terms and conditions, if any,
upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

				(f)	the obligation, if any, of the
corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

				(g)	voting rights, if any, on the
issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

				(h)	limitations, if any, on the issuance
of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

				(i)	such other preferences, powers,
qualifications, special or relative rights and privileges thereof as the Board of Directors of the corporation, acting in accordance with this Certificate of Incorporation, may deem advisable and are not inconsistent with law and the provisions of this Certificate of Incorporation.

	FIFTH:	The name and mailing address of the Incorporator
is D. Scott Freed, Esquire, Whiteford, Taylor & Preston L.L.P.,
Seven Saint Paul Street, Baltimore, Maryland 21202.

	SIXTH:	The powers of the Incorporator are to terminate
upon the filing of this Certificate of Incorporation. The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualify are:

		Name						Address

		Brian Fraidin				3406 Fielding Road
							Baltimore, MD 21208

		Linda Seidel				2311-H Falls Gable Lane
							Baltimore, MD 21209

		Steven Blaustein			36 Beecham Court
							Owings Mills, MD 21117

		Steven Zwagil				2215 SugarconeRoad
							Baltimore, MD 21209

	SEVENTH:	The Corporation reserves the right at any time,
and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

	EIGHTH:	The Corporation is to have perpetual existence.

	NINTH:	1.	Limitation of Liability.  To the fullest
extent permitted by the General Corporation Law of the State of Delaware as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

			2.	Indemnification.  The Corporation may
indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of the Corporation, or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

			3.	Amendments.  Neither any amendment nor
repeal of this Article Ninth, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article Ninth, shall eliminate or reduce the effect of this Article Ninth, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article
Ninth, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

	TENTH:	Holders of stock of any class or series of this
corporation shall not be entitled to cumulate their votes for the election of directors or any other matter submitted to a vote of the stockholders.

	ELEVENTH:	1.	Number of Directors.  The number of
directors which constitutes the whole Board of Directors of the Corporation shall be designated in the Bylaws of the corporation.

			2.	Election of Directors.  Elections of
directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

	TWELFTH:		In furtherance and not in limitation of
the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the corporation.

	THIRTEENTH:	Meetings of stockholders may be held within or
without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.


	THIRD: That the Corporation has not received payment for any of its stock and the amendment and restatement has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

	FOURTH:   That said amendments were duly adopted in accordance with
the
provisions of Section 241 and 245 of the General Corporation Law of the State of Delaware.




	IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment and Restatement to be signed by Brian Fraidin, its President and Chief Executive Officer, and attested by its Secretary, this 14TH day of May 1999.



Steven Blaustein, Secretary				Brian Fraidin
							President and Chief Executive
Officer




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